UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 16, 2022

Date of Report (Date of earliest event reported)

Aprea Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39069	84-2246769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Boylston Street Boston, Massachusetts (Address of principal executive offices)	02116 (Zip Code)

Registrant's telephone number, including area code: (617) 463-9385 (Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	APRE	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the special meeting of stockholders (the “Special Meeting”) of Aprea Therapeutics, Inc. (the “Company”) held on November 16, 2022, the following proposals were submitted to the stockholders of the Company. For more information about the foregoing proposals, please refer to the Company’s proxy statement filed with the Securities and Exchange Commission on October 26, 2022.

Proposal 1:	Stockholders approved the amendments to the Company’s Certificate of Incorporation, to effect a reverse stock split at a ratio of 1-for-3 and 1-for-20, inclusive, with the exact ratio to be set within that range at the discretion of the Company’s Board of Directors before February 28, 2023 without further approval or authorization of our stockholders and with our Board of Directors able to elect to abandon such proposed amendment and not effect the Reverse Stock Split authorized by stockholders, in its sole discretion.

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,030,837	2,418,669	450,037	—

Proposal 2:	Stockholders approved the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Reverse Stock Split Proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,441,099	1,892,580	565,864	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aprea Therapeutics, Inc.

Dated: November 17, 2022	By:	/s/ Oren Gilad
Name: Oren Gilad
Title: President and Chief Executive Officer